EXHIBIT 23.1

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

           We consent to the incorporation by reference in Registration Statement No. 333-61598 of PNM Resources, Inc. on Form S-8 of our report dated May 30, 2003, appearing in this Report on Form 11-K of the PNM Resources, Inc. Master Employee Savings Plan and Trust for the year ended December 31, 2002.

           /s/ Grant Thornton LLP

           Albuquerque, NM
           June 26, 2003